Exhibit 23.1

CONSENT OF EXPERT

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-89576 and Form S-8, No. 333-178668) pertaining to the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers, the Registration Statement (Form S-8, No. 333-89580 and Form S-8, No. 333-178668) pertaining to the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers, the Registration Statements (Form S-8, No. 333-107775, Form S-8, No. 333-159099 and Form S-8, No. 333-181282) pertaining to the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan, and the Registration Statement (Form S-8, No. 333-113284) pertaining to the EnPro Industries, Inc. Deferred Compensation Plan for Non-Employee Directors, of excerpts of our report dated February 2, 2010, with respect to the estimation of the liability of Garlock Sealing Technologies LLC for pending and reasonably estimable unasserted future asbestos claims, which excerpts are included in this Quarterly Report (Form 10-Q) of EnPro Industries, Inc. for the quarter ended September 30, 2013.

/s/ Bates White, LLC

Washington, D.C.
November 4, 2013